SPONSOR GUARANTEE

May 9, 2010

This Guarantee (this “Guarantee”) is made and entered into as of the date set forth above by Mill Road, L.P., a Delaware limited partnership (the “Guarantor”), in favor and for the benefit of Rubio’s Restarants, Inc. (the “Company”).

1.           Guarantee; Obligations.  To induce the Company to enter into that certain Agreement and Plan of Merger, dated as of May 9, 2010 (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, MRRC Merger Co., a Delaware corporation (“Merger Sub”) and MRRC Hold Co., a Delaware corporation (“Parent”), pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, the Guarantor absolutely, unconditionally, and irrevocably guarantees to the Company (i) the due, punctual and complete payment and performance, as and when due, of all of Parent’s payment obligations with respect to the Merger Consideration required to be paid by Parent at Closing pursuant to Section 2.2 of the Merger Agreement (subject, among other things, to the procedures set forth in Section 2.3 of the Merger Agreement and the other terms and conditions of the Merger Agreement) (the “Payment Obligations”) and (ii) full and timely payment by Parent and Merger Sub of any and all losses and damages incurred by the Company or its stockholder as a result of a breach by Parent of the Payment Obligations (the obligations described above being referred to herein as the “Obligations”).  Notwithstanding anything herein to the contrary, this Guarantee shall terminate at such time (the “Termination Time”) as all of the Obligations have been terminated, paid in full or fully provided for by the irrevocable deposit of immediately available funds to the Exchange Fund described in Section 2.3 of the Merger Agreement, and none of Guarantor, Parent, Merger Sub or the Surviving Corporation shall have any obligations hereunder following the Termination Time.  All payments by Guarantor hereunder shall be made in immediately available funds.  Capitalized terms used in this Guarantee but not otherwise defined herein have the respective meanings given to such terms in the Merger Agreement.

2.           Unconditional Nature of Guarantee.  The Company shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder.  This is an unconditional guarantee of payment and performance and not of collectibility, and one or more separate actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions, provided that Guarantor shall have the right to assert defenses that Parent or Merger Sub may have to the payment of any Obligations under the terms of the Merger Agreement, other than any such defense arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub.  If any payment by Parent or Merger Sub of the Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than pursuant to the terms of the Merger Agreement or due to a breach of the Merger Agreement by the Company), the Guarantor shall remain liable hereunder with respect to the Obligations (plus any Prevailing Party Cost, as defined in Section 16 below) as if such payment had not been made.

3.           Changes in Obligations; Certain Waivers.

(a)           The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge, or release of any of the Obligations, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Parent or Merger Sub without in any way impairing or affecting this Guarantee.  The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub with respect to the Obligations; (ii) any agreement with Parent or Merger Sub with respect to (a) any change in the time, place or manner of payment of any of the Obligations, (b) any rescission, waiver, compromise, consolidation, or other amendment or modification of any of the terms or provisions of the Merger Agreement or (c) any other agreement evidencing, securing, or otherwise executed in connection with any of the Obligations; (iii) any change in the corporate existence, structure or ownership of Parent or Merger Sub; (v) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Parent or Merger Sub; (vi) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Merger Sub, whether in connection with the Merger Agreement, the Obligations, or otherwise; or (vi) the adequacy of any other means the Company may have of obtaining repayment of any of the Obligations.

(b)           To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred, and any and all other notices of any kind (except for notices to be provided to Parent and Merger Sub in accordance with Section 9.1 of the Merger Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium law, or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub with respect to any of the Obligations, and all suretyship defenses generally (whether at law or in equity), other than breach by the Company of this Guarantee.  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits and after the advice of counsel.

4.           No Waiver; Cumulative Rights.  No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.  The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, Parent or Merger Sub prior to proceeding against Guarantor.

5.           Representations and Warranties.  The Guarantor hereby represents and warrants to the Company that:

(a)           the Guarantor has full power and authority to execute and deliver this Guarantee and to pay and perform the Obligations;

(b)           the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate, partnership or limited liability company action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement, or similar organizational documents or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on the Guarantor or its assets;

(c)           all consents, approvals, authorizations, permits of, or filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made, and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d)           this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(e)           Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Guarantee are currently available to Guarantor and shall remain available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.           Assignment.  The Guarantor may not assign or delegate, as applicable, its rights, interests, or obligations hereunder to any other person (whether by operation of law or otherwise) without the prior written consent of the Company.  The rights of the Company under this Guarantee may not be assigned without the prior written consent of Guarantor.

7.           Notices.  All notices, requests and other communications given or made pursuant to this Guarantee shall be in writing (including facsimile transmission) and shall be given as follows:

If to the Guarantor:

Mill Road Capital, L.P. 382 Greenwich Avenue, Suite One Greenwich, Connecticut 06830 Fax: (203) 621-3280 Attention: Charles Goldman and Scott Scharfman

with a copy to:

Foley Hoag LLP Seaport World Trade Center West 155 Seaport Boulevard Boston, Massachusetts 02210 Fax: (617) 832-7000 Attention: Peter M. Rosenblum, Esq.

If to the Company:

Rubio’s Restaurants, Inc.
1902 Wright Place, Suite 300
Carlsbad, California 92008
Fax: (760) 602-5193
Attention: Chief Financial Officer

with a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303
Fax: (650) 833-2001 Attention: Diane Holt Frankle

or to such other address or facsimile number as the party entitled to receive such notice may hereafter specify for the purpose.  All such notices, requests and other communications shall be deemed received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt of transmission by facsimile transmission, or (c) on the date of confirmation of receipt if delivered by an internationally recognized courier service.

8.           Continuing Guarantee.  This Guarantee shall remain in full force and effect and shall be binding on the Guarantor and its successors and assigns with respect to each Obligation until the Termination Time.

9.           Governing Law.  This Guarantee shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to the conflict or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.  All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the federal court of the United States of America) sitting in the State of Delaware.  Each of the Guarantor and the Company hereby (a) irrevocably submits to the exclusive jurisdiction of any of these courts sitting in the State of Delaware (and of the appellate courts therefrom) for the purpose of any action arising out of or relating to this Guarantee, and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named courts.

10.           Waiver of Jury Trial.  EACH OF THE GUARANTOR AND THE COMPANY HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE GUARANTOR AND THE COMPANY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE OTHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTY TO THE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.

11.           Counterparts.  This Guarantee may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

12.           Entire Agreement.  This Guarantee and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective affiliates, on the one hand, and the Company or any of its affiliates on the other hand, with respect to such subject matter only.

13.           Amendment.  This Guarantee may not be amended except by an instrument in writing signed by the parties hereto.

14.           Severability.  If any term or other provision of this Guarantee is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Guarantee shall nevertheless remain in full force and effect.

15.           No Subrogation.  The Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against one or both of Parent and Merger Sub that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against one or both of Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract or any applicable law, including, without limitation, the right to take or receive from one or both of Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and Prevailing Party Costs (as defined below), if applicable, shall have been terminated, paid in full or, in the case of the Obligations, fully provided for by the irrevocable deposit of immediately available funds to the Exchange Fund described in Section 2.3 of the Merger Agreement.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and Prevailing Party Costs, if applicable, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and Prevailing Party Costs, if applicable, whether matured or unmatured.

16.           Costs and Expenses.  In any action at law or suit in equity to enforce this Guarantee or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to recover from the non-prevailing party its reasonable and documented attorneys’ fees and all other reasonable court costs and expenses incurred in such action or suit (“Prevailing Party Costs”). The parties agree that the determination of who is the prevailing party and the amount of such costs and expenses shall be made by the court in any such action.

17.           Specific Performance.  The Guarantor agrees that irreparable damage would occur if the Merger Agreement is not performed in accordance with its terms, and accordingly, in addition to any other remedy available at law or in equity, the Company shall be entitled to obtain an order requiring Guarantor to cause Parent and Merger Sub to complete the closing of the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement, if such completion is required by the terms of the Merger Agreement.

IN WITNESS WHEREOF, this Guarantee has been duly executed under seal and delivered by the Guarantor to the Company as of the date first above written.

MILL ROAD CAPITAL, L.P.

By: Its:	Mill Road Capital GP LLC General Partner

By:	/s/ Scott P. Sharfman
Name: Scott P. Sharfman
Title: Management Committee Director

ACKNOWLEDGED AND AGREED:

RUBIO’S RESTAURANTS, INC.

By:	/s/ Dan Pittard
Name: Dan Pittard
Title: President & Chief Executive Officer